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                                                                    EXHIBIT 23.1

                 Consent of Registered Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2004, except for Note 15, as to which the date is March 5, 2004, relating to the financial statements and financial statement schedules, which appears in Bell Microproducts Inc.'s
Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 19, 2004